                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                                  ABIOMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             -------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         3)  Filing Party:

             -------------------------------------------------------------------

         4)  Date Filed:

             -------------------------------------------------------------------

                                  ABIOMED, INC.
                          TO BE HELD ON AUGUST 8, 2001

         The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on August 8, 2001 at 8 a.m. at the offices of Foley, Hoag & Eliot LLP, Room 16M, One Post Office Square, Boston, Massachusetts 02109, for the following purposes:

         1. To elect two Class III directors, each to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

         2. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjourned session thereof.

         The Board of Directors has fixed the close of business on June 29, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of record at the close of business on June 29, 2001 will be entitled to vote at the Meeting or any adjournments thereof.


                                              By Order of the Board of Directors


                                              PETER W. COOGAN, Secretary


Boston, Massachusetts
July 9, 2001



                             YOUR VOTE IS IMPORTANT


TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                  ABIOMED, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 8, 2001

      This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ABIOMED, Inc., a Delaware corporation with its principal executive offices at 22 Cherry Hill Drive, Danvers, Massachusetts 01923 (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot LLP, Room 16M, One Post Office Square, Boston, Massachusetts 02109 on August 8, 2001 and at any adjournment or adjournments thereof (the "Meeting").

      The cost of the solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about July 9, 2001.

      The Company has fixed the close of business on June 29, 2001 as the record date ("Record Date") for the Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding and entitled to vote 20,814,254 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. The Company's by-laws require that a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the existence of a quorum. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Proposal No. 1 (election of Directors) requires the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote thereon, provided a quorum is present. Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal 1. Votes will be tabulated by EquiServe, the Company's transfer agent. The vote on each matter submitted to stockholders will be tabulated separately.

      THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES FOR DIRECTORS (PROPOSAL NO. 1). IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, THEY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

         The Company's Annual Report to Stockholders and annual report on Form 10-K for the fiscal year ended March 31, 2001, including financial statements audited by Arthur Andersen LLP, are being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Meeting, two Class III directors are to be elected to serve for a term of three years, until the 2004 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Dr. W. Gerald Austen and Mr. Paul B. Fireman have been nominated by the Board of Directors for election as directors. Both of these nominees are currently serving as directors of the Company.

         If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

INFORMATION ON NOMINEES AND DIRECTORS

      Set forth below is certain biographical information with respect to the nominees, including the year in which the nominee's term would expire, if elected, and with respect to each of the Class I and Class II directors whose terms will continue after the Meeting. The nominees for Class III directors are indicated by an asterisk.


                                                                                                        YEAR TERM
                                                                                         DIRECTOR      EXPIRES, IF
                 NAME                     AGE                  POSITION                   SINCE     ELECTED, AND CLASS
 David M. Lederman, Ph.D. .............   57    Chairman of the Board of Directors,       1981        2002-Class I
                                                President and Chief Executive Officer

 Desmond H. O'Connell, Jr. ............   65    Director                                  1995        2002-Class I

 John F. O'Brien.......................   58    Director                                  1989        2003-Class II

 Henri A. Termeer......................   55    Director                                  1987        2003-Class II

*W. Gerald Austen, M.D. ...............   71    Director                                  1985        2004-Class III

*Paul B. Fireman.......................   57    Director                                  1987        2004-Class III


         DR. DAVID M. LEDERMAN founded the Company in 1981 and has served as Chairman of the Board and Chief Executive Officer since that time. He has also served as President of the Company for the majority of the time. Prior to founding ABIOMED, he was Chairman of the Medical Research Group at the Everett Subsidiary of Avco Corporation, which he joined in 1972. Dr. Lederman has made many important contributions in the field of cardiac assist and heart replacement technology, and originated the design and development of the Company's AbioCor(TM) blood pumps and their valves. Dr. Lederman received a Ph.D. degree in Aerospace Engineering from Cornell University.

         MR. DESMOND H. O'CONNELL, JR. has served as Director of the Company since 1995. He is currently the Chairman and a Director of Serologicals Corporation and is also an independent management consultant. From December 1992 until December 1993, he served as the Chairman, Management Committee, of Pharmakon Research International, Inc. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc. Mr. O'Connell was with the BOC Group, PLC in senior management positions from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Health Care. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc., including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell had been a Director of Chryslais International Corporation from 1991 through May 1999.

         MR. JOHN F. O'BRIEN has served as a Director of the Company since 1989. Since August 1989 he has been the President and Chief Executive Officer and a Director of First Allmerica Financial Life Insurance Company (formerly State Mutual Life Assurance Company of America). Since January 1995 he has been President, Chief Executive Officer and a Director of Allmerica Financial Corporation. Mr. O'Brien is also Chairman of the Board and a Director of Allmerica Property & Casualty Companies, Inc. and a Trustee and Chairman of the Board of Allmerica Securities Trust and Allmerica Investment Trust. From 1972 until 1989, Mr. O'Brien was employed by Fidelity Investments in various capacities, including as Group Managing Director of FMR Corp. Mr. O'Brien is also a Director of Cabot Corporation and TJX Companies, Inc. and a Trustee of the Worcester Art Museum.

         MR. HENRI A. TERMEER has served as a Director of the Company since 1987. Mr. Termeer has served as President and a Director of Genzyme Corporation since 1983, as its Chief Executive Officer since 1985, and as its Chairman of the Board since 1988. Mr. Termeer is also a past Chairman and a current Director of the Board of Genzyme Transgenics Corporation. He is also a Director of AutoImmune, Inc., GelTex Pharmaceuticals, Inc. and Diacrin, Inc. and serves as a Trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors.

         DR. W. GERALD AUSTEN, M.D., has served as a Director of the Company since 1985. Since 1974 he has been the Edward D. Churchill Professor of Surgery at Harvard Medical School and at Massachusetts General Hospital. From 1969 to 1997, Dr. Austen was Chief of the Surgical Services at Massachusetts General Hospital. Dr. Austen is the former President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Academy of Arts and Sciences, a life member of the corporation of the Massachusetts Institute of Technology and Chairman of the Board of Trustees of the John S. and James L. Knight Foundation.

         MR. PAUL B. FIREMAN has served as a Director of the Company since 1987. Mr. Fireman has served as Chief Executive Officer and as a Director of Reebok International Ltd., which he founded, from 1979 to the present. He has served as Reebok's Chairman of the Board of Directors from 1985 to the present. He has also served as Reebok's President from 1989 to the present, after initially serving as President from 1979 to 1987. Mr. Fireman has served as the Chairman of the Entrepreneurial Advisory Board of Babson College since 1995.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the fiscal year ended March 31, 2001. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member held during such fiscal year.

         The Board of Directors has an Executive Committee, which is currently composed of David M. Lederman, Desmond H. O'Connell, Jr. and Paul
B. Fireman. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fiscal year ended March 31, 2001.

         The Board of Directors has an Audit Committee, which is currently composed of W. Gerald Austen, John F. O'Brien and Desmond H. O'Connell, Jr. The responsibilities of the Audit Committee are detailed in the Company's AUDIT COMMITTEE CHARTER, adopted in May 2000. These responsibilities include recommending to the Board of Directors the engagement of the independent auditors, reviewing the adequacy and effectiveness of accounting and financial controls, reviewing the Company's financial reporting practices, meeting with the Company's auditors to review the results of the annual audit and quarterly reviews and reviewing the implementation by management of recommendations made by the independent auditors. The Audit Committee met four times during the fiscal year ended March 31, 2001.

         The Company has a Compensation Committee, which is currently composed of Paul B. Fireman, John F. O'Brien and Henri A. Termeer. The functions of the Compensation Committee include establishing the compensation and bonuses of executive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted and adopting rules and making other determinations with respect to the administration of the 1992 Combination Stock Option Plan (the "Combination Plan"), the Employee Stock Purchase

Plan, the ABIOMED Retirement Savings Plan (401(k) Plan), the 1998 Equity Incentive Plan and the 2000 Stock Incentive Plan. During the fiscal year ended March 31, 2001, the Compensation Committee held two meetings.

         The Company has a Nominating Committee, which is currently composed of Henri A. Termeer, W. Gerald Austen and Desmond H. O'Connell, Jr. The nominating committee is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors and recommending to the Board of Directors the election of directors of the Company. Stockholders may make nominations for the election of directors by delivering notice in writing to the secretary of the Company not less than 45 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors. The Nominating Committee did not meet during the fiscal year ended March 31, 2001.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

         The following table sets forth certain information as of June 29, 2001 with respect to the beneficial ownership of the Company's Common Stock of each director and nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all directors and current executive officers of the Company as a group, and each person known by the Company to be the beneficial owner of five percent or more of the Company's common stock. This information is based upon information received from or on behalf of the individuals named therein.


                                                                         SHARES OF STOCK
NAME                                                                 BENEFICIALLY OWNED (1)     PERCENT OF CLASS
Dr. David M. Lederman (2)(3)...........................................      2,267,750           10.9%
  c/o ABIOMED, Inc.
  22 Cherry Hill Drive
  Danvers, MA  01923
Genzyme Corporation....................................................      2,307,692           11.1%
  One Kendall Square
  Cambridge, MA 02139
Dr. W. Gerald Austen (3)...............................................         68,200               *
Paul B. Fireman (3)....................................................        478,804            2.3%
John F. O'Brien (3)....................................................        188,536               *
Desmond H. O'Connell, Jr. (3)..........................................         76,536               *
Henri A. Termeer (3)(4)................................................      2,385,892           11.4%
William J. Bolt (3)....................................................        137,000               *
Dr. Robert T.V. Kung (3)(5)............................................        478,268            2.3%
Eugene D. Rabe (3).....................................................        151,250               *
John F. Thero (3)......................................................        154,062               *
All Current Executive Officers and Directors...........................      6,386,298           29.3%
  As a group (10 persons)  (2)(3)(4)(5)
--------------------

*        Less than 1%.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(2) Includes 1,143,196 shares held by the wife of Dr. Lederman, as to which Dr. Lederman disclaims beneficial ownership.
(3) Includes the following shares subject to currently exercisable options (includes options that will become exercisable within 60 days of June 29, 2001): Dr. Lederman--32,500; Dr. Austen--45,000; Mr.
         Fireman--50,000; Mr. O'Brien--55,000; Mr. O'Connell--35,000; Mr.
         Termeer--55,000; Mr. Bolt--137,000; Dr.
         Kung--275,500; Mr. Rabe--151,250; and Mr. Thero--153,972.
(4) Includes 2,307,692 shares held by Genzyme Corporation, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is the Chief Executive Officer of Genzyme.
(5) Includes 110,800 shares held by the wife of Dr. Kung and 75,000 shares held in trust for the benefit of certain relatives of Dr. Kung, as to which Dr. Kung disclaims beneficial ownership.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation during the last three fiscal years of (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last fiscal year, whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").


                           SUMMARY COMPENSATION TABLE


                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                           ANNUAL COMPENSATION                 AWARDS
                                                  ---------------------------------------    ----------
                                                                                OTHER        SECURITIES
                                                                                ANNUAL       UNDERLYING     ALL OTHER
                                   FISCAL YEAR      SALARY         BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION        ENDED 3/31         ($)           ($)          ($)            (#)           ($)(1)
---------------------------        -----------     --------      ---------   ------------    ----------    ------------
Dr. David M. Lederman..........        2001        $300,000       $100,000       ---          100,000       $36,444
  Chairman of the Board,               2000         281,250        200,000       ---          130,000        35,058
  President and Chief                  1999         212,500         50,000       ---              ---        41,642
  Executive Officer

Dr. Robert T.V. Kung...........        2001        $186,250       $200,000       ---           40,000       $ 9,000
  Senior Vice President -              2000         172,500         87,500       ---           20,000         5,894
  Research and Chief Scientific        1999         161,250         20,000       ---           40,000         5,635
  Officer

Eugene D. Rabe.................        2001        $167,500       $100,000       ---           40,000       $ 5,544
  Senior Vice President - Sales        2000         155,000         90,000       ---           30,000         4,145
  and Marketing                        1999         137,500         92,500       ---           35,000         3,973

John F. Thero..................        2001        $182,500       $100,000       ---           50,000       $ 5,471
  Senior Vice President -              2000         155,000        100,000       ---           40,000         3,947
  Finance, Chief Financial             1999         135,625         65,000       ---           40,000         3,363
  Officer and Treasurer

William J. Bolt................        2001        $155,000       $100,000       ---           40,000       $ 5,399
  Senior Vice President -              2000         137,500         65,000       ---           20,000         3,592
  Product Development,                 1999         112,250         25,000       ---              ---
  and Director, AbioCor                                                                                       3,493
  Program

(1) Includes for the fiscal year ended March 31, 2001 (a) the following matching contributions to the ABIOMED Retirement Savings Plan for fiscal 2001: Dr. Lederman - $1,500; Dr. Kung - $1,500; Mr. Rabe - $1,500; Mr.
       Thero - $1,500; and Mr. Bolt - $1,500; (b) the following profit sharing allocations under the ABIOMED Retirement Savings Plan contributions paid in fiscal 2001, subject to applicable vesting based on years of service:
       Dr. Lederman - $2,731; Dr. Kung - $2,731; Mr. Rabe - $2,731; Mr. Thero - $2,731; and Mr. Bolt - $2,696; (c) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 2001: Dr. Lederman - $30,291; Dr. Kung - $1,690; Mr. Rabe - $522; Mr. Thero - $383;
       and Mr. Bolt - $474; (d) the following long-term disability insurance premiums for fiscal 2001: Dr. Lederman - $1,422; Dr. Kung - $879; Mr. Rabe - $791; Mr. Thero - $857; and Mr. Bolt - $729; and (e) the following awards paid in fiscal 2001 in connection with newly issued patents: Dr. Lederman - $500 and Dr. Kung - $2,200.

         The following tables set forth certain information with respect to option grants and exercises to the named executive officers.


                                              OPTION GRANTS IN LAST FISCAL YEAR


                                                       INDIVIDUAL GRANTS
                                -------------------------------------------------------        POTENTIAL REALIZABLE
                                   NUMBER OF       % OF TOTAL                                    VALUE AT ASSUMED
                                   SECURITIES       OPTIONS                                   ANNUAL RATES OF STOCK
                                   UNDERLYING      GRANTED TO     EXERCISE                    PRICE APPRECIATION FOR
                                OPTIONS GRANTED   EMPLOYEES IN     PRICE     EXPIRATION           OPTION TERM(2)
NAME                                 (#)(1)       FISCAL YEAR      ($/SH)      DATE            5%($)       10%($)
----                            ---------------   ------------    --------   ----------      --------    ----------
Dr. David M. Lederman..........      100,000           14.0%      $15.563    06/28/10        $978,749    $2,480,341

Dr. Robert T.V. Kung...........       40,000            5.6%      $15.563    06/28/10        $391,499    $  922,137

Eugene D. Rabe.................       40,000            5.6%      $15.563    06/28/10        $391,499    $  922,137

John F. Thero.................        50,000            7.0%      $15.563    06/28/10        $489,374    $1,240,171

William J. Bolt................       40,000            5.6%      $15.563    06/28/10        $391,499    $  922,137

----------

(1) The options granted to Dr. Lederman, Mr. Kung, Mr. Rabe, Mr. Thero and Mr. Bolt were granted under the 1998 Equity Incentive Plan and become exercisable in three annual installments of 30%, 30% and 40% commencing two years from the date of grant such that they will be fully exercisable four years after the date of grant.

(2) The assumed rates are compounded annually for the full term of the options.



                                              AGGREGATED OPTION EXERCISES IN LAST
                                         FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                         SHARES                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                                        ACQUIRED       VALUE         OPTIONS AT 3/31/01           OPTIONS AT 3/31/01
                                       ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                       (#)          ($)                (#)                          ($)(1)
----                                   -----------    --------    -------------------------    -------------------------
Dr. David M. Lederman............          ---           ---              0/230,000                       $0/$1,156,200
Dr. Robert T.V. Kung.............        27,000       $702,000         244,875/293,000              $2,538,008/$442,798
Eugene D. Rabe...................        25,000       $548,450         115,250/235,000              $1,196,799/$740,936
John F. Thero....................        23,528       $534,428         115,472/256,472              $1,201,365/$841,940
William Bolt.....................          ---           ---           124,000/192,000              $1,349,287/$264,720

--------
(1) Based upon the $15.750 closing price of the Company's Common Stock on March 30, 2001 on the Nasdaq National Market minus the respective option exercise price.

 COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive an annual retainer of $15,000 or an equivalent value of the Company's Common Stock, at the individual's option, and $1,000 for attendance at each meeting of the Board of Directors or a committee thereof or consultation at the offices of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consists of Paul B. Fireman, John F. O'Brien and Henri A. Termeer. No member of the Compensation Committee is a former or current officer or employee of the Company. Dr. Lederman, while not a member of the Compensation Committee, makes recommendations to the Compensation Committee regarding executive officer compensation, including the awards of stock options, and often participates in the Committee's deliberations but does not vote on such matters. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The primary objectives of the Compensation Committee in developing executive compensation policies are to attract and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company. The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees.

         In setting overall compensation for the last fiscal year, the Compensation Committee reviewed the recommendations of the Chief Executive Officer and strove to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon the Company's stock option plans and a bonus program to provide significant performance incentives.

         The Company maintains an informal bonus plan for its executive officers. Under the bonus plan, a bonus was determined for each executive officer (other than the Chief Executive Officer) based on achievement of certain objective and subjective goals and the Chief Executive Officer's evaluation of the individual's performance. The goals established for each executive officer varies depending upon the responsibilities of the officer, and include goals based upon operating results, product development or regulatory milestones and the cost of achieving those milestones, and the achievement of certain sales objectives. Certain of the executive officers' goals, including certain of the Chief Executive Officer's goals, have milestones that do not directly correspond in timing with the Company's fiscal year-end and certain of the goals are measured in intervals of greater than one year. Accordingly, bonus amounts for which executive officers are eligible can vary from fiscal year to fiscal year. In granting these bonuses, the Committee gave substantial weight to and followed the Chief Executive Officer's recommendations.

         Each of the executives is eligible to receive grants of options under the Combination Plan, 1998 Equity Incentive Plan and 2000 Stock Incentive Plan. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by the Chief Executive Officer based upon the officer's position of responsibility and anticipated contribution to the Company, the number of shares of Common Stock subject to options held or previously granted to the officer and the individual performance of the officer.

         For the fiscal year ended March 31, 2001, Dr. Lederman, the Chief Executive Officer of the Company, received a base salary of $300,000 and a bonus of $100,000. Dr. Lederman's base salary and bonus was determined by the Compensation Committee based upon review of industry references and Dr. Lederman's recommendation to keep his base salary at that level, notwithstanding the Compensation Committee's belief that this base salary and bonus was low compared to his responsibilities, importance and contributions to the Company.

                                                       Compensation Committee

                                                          Paul B. Fireman
                                                          John F. O'Brien
                                                          Henri A. Termeer

REPORT OF THE AUDIT COMMITTEE

         All three directors who are members of the Audit Committee are "independent" of the Company and management, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         In fulfilling its responsibilities, the Audit Committee discussed with Arthur Andersen LLP ("Arthur Andersen"), the Company's independent auditors for the fiscal year ended March 31, 2001, the overall scope and plans for Arthur Andersen's audit of the Company's financial statements for the fiscal year ended March 31, 2001.

         The Audit Committee reviewed the Company's audited financial statements with management and Arthur Andersen. The Audit Committee discussed with Arthur Andersen the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of Arthur Andersen's judgments as to the quality, not just the acceptability, of the Company's reporting mechanisms and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from Arthur Andersen the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with Arthur Andersen, as well as other matters related to Arthur Andersen's independence from management and the Company.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement.

                                           Audit Committee

                                              W. Gerald Austen
                                              John F. O'Brien
                                              Desmond H. O'Connell, Jr.


PERFORMANCE GRAPH

         The following graph compares the yearly change in the cumulative total stockholder return for the Company's last five full fiscal years, based upon the market price of the Company's Common Stock, with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks-SIC Group Code 384 for that period. The performance graph assumes the investment of $100 on March 31, 1996 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks--SIC Group Code 384, and the reinvestment of any and all dividends.

                       [TABULAR REPRESENTATION OF GRAPH]

               Comparison of Five Year - Cumulative Total Returns
                      Performance Graph for ABIOMED, Inc.
            (Assumes $100 invested on last day of March 1996 and the
                         reinvestment of all dividends.)


                 3/29/96        03/31/97       03/31/98       03/31/99       03/31/00      03/31/01
ABIOMED, Inc.      100             90            116             96            312           242

Nasdaq (U.S.       100            111            168            228            423           169
Companies

Peer Index         100             86            115            123            163           123
(SIC 3840-3849)


                                  OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has not yet selected an independent accountant to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2002. At an upcoming meeting, the Audit Committee will recommend to the Board the selection of the Company's independent auditor for the current fiscal year. Arthur Andersen LLP has served as the Company's auditors since 1983.

         A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

         During the fiscal year ended March 31, 2001, Arthur Andersen LLP provided services to the Company in the following categories and amounts:


         DESCRIPTION                                                         AMOUNT
         -----------                                                         ------
         Audit and Review Service Fees                                       $43,500
         Tax Return Preparation Fees                                         $44,050
         Financial Information Systems Designs and Implementation Fees       $    --
         All Other Fees                                                      $ 2,000

         The Audit Committee has determined that Arthur Andersen LLP's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

REPORTING UNDER SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and furnish the Company with copies of such Forms. During the fiscal year ended March 31, 2001, certain directors exercised stock options to purchase shares of the Company's Common Stock. While each director reported the exercise of his stock option on Form 4, Mr. Termeer and Dr. Austen each filed a Form 4 with the Securities and Exchange Commission reporting the option exercise one day after the deadline. The Form 3 filed by Mr. Bolt, in conjunction with his being appointed an executive officer during the fiscal year ended March 31, 2001, was not filed on a timely basis.

         Except as stated above, based solely upon review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended March 31, 2001, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

OTHER PROPOSED ACTION

         The Board of Directors knows of no other business to come before the Meeting. However, if any other business should properly be presented to the Meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

STOCKHOLDER PROPOSALS

         Proposals which stockholders intend to present at the Company's 2002 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than March 12, 2002.

         Any stockholder proposal to be considered at the Company's 2002 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted in writing by May 25, 2002, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal.

INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graphs" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT AND FORM 10-K

      ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2001 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS, ABIOMED, INC., 22 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS 01923.


-------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                                                      Appendix A


                         ABIOMED, INC. AND SUBSIDIARIES

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Committee shall be composed of at least three directors, all of whom are independent of the management of ABIOMED, Inc. and Subsidiaries (the "Company") and meet applicable NASD standards. Committee members and the Committee chairman shall be designated by the full Board of Directors.

STATEMENT OF POLICY

The Committee, working with such expert assistance as may be appropriate under the circumstances, shall provide assistance to the Company's directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits (this is the responsibility of the independent accountants) or to determine that the Company's financial statements are complete and accurate (this is the responsibility of management).

RESPONSIBILITIES

The Committee shall have the authority to undertake the following duties and responsibilities:

         1. Assist the Board of Directors in the selection, evaluation and, where appropriate, replacement of the Company's independent accountants.

         2. Review with the independent accountants and financial management of the Company the scope and results of the annual and other audits, including any comments or recommendations of the independent auditors.

         3. Review, in conjunction with and based on the advice of, the independent accountants and financial and accounting personnel of the Company the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         4. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         5. Review with management and the independent accountants at the completion of the annual audit:

                  (a) the Company's annual financial statements and related footnotes contained in the annual report to shareholders, and the Company's compliance with applicable SEC requirements;

                  (b) the independent accountants' audit of the financial statements and his or her report therein, including a report as to any significant changes required in the independent accountants' audit plan;

                  (c) any changes in accounting principles; and

                  (d) other matters related to the conduct of the audit as are to be communicated to the Committee under generally accepted auditing standards.

         6. Receive from the outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

         7. Review, or designate a committee member who reviews, in each case in conjunction with management and the independent accountants, quarterly financial reports before they are filed with the SEC or other regulators.

         8. Review, in conjunction with counsel, legal and regulatory matters of a financial nature that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

         9. Prepare a letter or statement for inclusion in the annual report or annual proxy statement to the shareholders that describes the Committee's composition and responsibilities, and how they were discharged.

         10. The Committee will perform such other functions as assigned by law the Company's charter or bylaws, or the Board of Directors.

MEETINGS:

         It is anticipated that the Committee will meet at least twice in each fiscal year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

         The Committee shall meet separately the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

         The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, and that unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

REPORTS:

         The Committee may present its summaries of recommendations to the Board in written or oral form. The Committee recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

ACCOUNTABILITY OF OUTSIDE AUDITOR:

         The Company's outside auditor is ultimately accountable to the Board and the Committee as representatives of shareholders.

OTHER:

         The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

         1. at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

         2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

COOPERATION:

         The Committee hereby requests that officers of the Company cooperate with the Committee and render such assistance to it as it shall seek in carrying out its functions.

[Approved by the Audit Committee and the Board of Directors May 24, 2000]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABIOMED, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL.


                                  ABIOMED, INC.

                                      PROXY

         The undersigned, revoking all prior proxies, hereby appoints John F. Thero and Charles B. Haaser, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of ABIOMED, Inc. which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of ABIOMED, Inc., to be held on August 8, 2001, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

--------------------------------------------------------------------------------
                                   SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
         (PLEASE FILL IN THE REVERSE SIDE AND MAIL IN ENCLOSED ENVELOPE)
--------------------------------------------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

/X/ Please mark vote as in this example.

    1. Election of Class III Directors:

         Nominees: (01) W. Gerald Austen, (02) Paul B. Fireman

                                              For All
                                              Nominees              Withhold
                                             (Except as             Authority
                                              Marked To         To Vote For All
                                            The Contrary)           Nominees

                                                 / /                  / /

--------------------------

INSTRUCTIONS: To withhold authority to vote for one individual nominee, write that nominee's name in the space provided above.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            / /

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

Please sign exactly as name(s) appears on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________   Date: ______

Signature ______________   Date: ______